Exhibit T3A.95

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

206 NORTH OFFICE BUILDING

P. O. BOX 8722

HARRISBURG, PA 17105-8722

WWW.DOS.STATE.PA.US/CORPS

CBL / MONROEVILLE PARTNER, L.P.

THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.DOS.SIATE.PA.US/CORPS OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND / OR UCC FILINGS, PLEASE VISIT OUR ONLINE “SEARCHABLE DATABASE” LOCATED ON OUR WEB SITE.

                  ENTITY NUMBER: 3231669

         MICROFILM NUMBER : 2004061

MICROFILM START - END : 254 - 256

CSC NETWORK

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    PA

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PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BOREAU

Entity Number 3231669	Certificate of Limited Partnership (15 Pa.C.S. § 8511)

Name	Document will be returned to the name and address you enter to the left. ï

Address

City State Zip Code

Fee: $125	Filed in the Department of State on JUN 23 2004

Secretary of the Commonwealth

In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned. desiring to form a limited partnership, hereby certifies that:

1. The name of the limited partnership (may contain the word “company”, or “limited” or “limited partnership” or any abbreviation): CBL/Monroeville Partner, L.P.

  2.  The (a) address of the limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street                            City                                 State                         Zip                            County

(b) Name of Commercial Registered Office Provider County c/o: Corporation Service Company Dauphin

3. The name and business address of each general partner of the partnership is:

Name	Address
CBL/Monroeville II, LLC	CBL Center, Suite 500, 2030 Hamilton Place Blvd.

Chattanooga, Tennessee 37421

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DSCB: 15-8511-2

4.  Check, and if appropriate complete, one of the following:

✓   The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

        The formation of the limited partnership shall be effective on:                    at

                                                                                                                     Date            Hour

5. The specified effective date, if any is:

month date year hour, if any

IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 22nd day of June, 2004.

See Attached Signature Page
Signature

Signature

Signature

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Signature Page

To

Certificate of Limited Partnership

Of

CBL/Monroeville Partner, L.P.

CBL/MONROEVILLE PARTNER, L.P.

By:	CBL/Monroeville II, LLC, its sole general partner

By:	CBL & Associates Limited Partnership, its sole member and chief manager

By:	CBL Holdings I, Inc., its sole general Partner

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Assistant Secretary